UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): MARCH 8, 2006

000-14136

(Commission file number)

CARDIUM THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-0075787
(State of incorporation)	(IRS Employer Identification No.)

3611 Valley Centre Drive, Suite 525 San Diego, California 92130	(858) 436-1000
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On March 14, 2006, Cardium Therapeutics, Inc., a Delaware corporation (“Cardium”), filed a Form 8-K to report its acquisition, through its newly-formed, wholly-owned subsidiary, Innercool Therapies, Inc., a Delaware corporation, of substantially all of the assets and the business of Innercool Therapies, Inc., an unaffiliated California corporation (“Innercool”). In response to parts (a) and (b) of Item 9.01 of such Form 8-K, Cardium stated that it would file the required financial information by amendment, as permitted by Items 9.01(a)(4) and 9.01(b)(2) of Form 8-K. Cardium hereby amends its Form 8-K filed on March 14, 2006 to provide the required financial information.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

•	Independent Auditors’ Report

•	Balance Sheets as of December 31, 2005 and 2004

•	Statements of Operations for the years ended December 31, 2005 and 2004, and for the period from January 23, 1998 (inception) to December 31, 2005

•	Statements of Stockholders’ Equity (Deficit) for the years ended December 31, 2005 and 2004, and for the period from January 23, 1998 (inception) to December 31, 2005

•	Statements of Cash Flows for the years ended December 31, 2005 and 2004, and for the period from January 23, 1998 (inception) to December 31, 2005

•	Notes to Financial Statements

(b)	Pro forma financial information.

•	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2005

•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2005

•	Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(a)	Financial Statements of Business Acquired.

Following the acquisition by Cardium, through its subsidiary, of substantially all of the assets of Innercool Therapies, Inc., a California corporation, on March 8, 2006, Innercool Therapies, Inc. changed its name to Post Cooling Corporation. The following financial statements are those of Post Cooling Corporation, formerly known as Innercool Therapies, Inc. They are not the financial statements of Cardium’s wholly-owned subsidiary, also named Innercool Therapies, Inc., a Delaware corporation.

INDEPENDENT AUDITORS’ REPORT

The Board of Directors and Stockholders

Innercool Therapies, Inc.

San Diego, California

We have audited the accompanying balance sheets of Innercool Therapies, Inc. (the “Company”) (a development stage company) as of December 31, 2005 and 2004, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years ended December 31, 2005 and 2004, and for the period from January 23, 1998 (inception) to December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of the Company for the period from January 23, 1998 (inception) to December 31, 2003 were audited by other auditors whose report dated October 27, 2004, expressed an unqualified opinion on those statements and included an explanatory paragraph regarding the Company’s ability to continue as a going concern. The statements for the period from January 23, 1998 (inception) to December 31, 2003 reflect a deficit accumulated during the development stage of $44,759,807. The other auditors’ report has been furnished to us, and our opinion, insofar as it related to the amounts included in such periods, is based solely on the report of such other auditors.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Innercool Therapies, Inc. (a development stage company) at December 31, 2005 and 2004, and the results of its operations and its cash flows for the years ended December 31, 2005 and 2004, and for the period from January 23, 1998 (inception) to December 31, 2005, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred recurring operating losses, has an accumulated deficit of $55.4 million at December 31, 2005 and management needs to raise additional capital to fund operations through December 31, 2006. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ Bandari Beach Lim & Cleland, LLP

April 11, 2006

Innercool Therapies, Inc.

(a development stage company)

Balance Sheets

	December 31,
	2005	2004
Assets
Current assets:
Cash and cash equivalents	$256,248	$501,915
Accounts receivable	137,841	67,670
Other current assets	88,997	59,830

Total current assets	483,086	629,415
Property and equipment, net	129,308	372,881
Deposits and other assets	24,407	46,990

Total assets	$636,801	$1,049,286

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$64,298	$61,999
Accrued expenses Accrued interest	588,624 2,422,972	605,615 —
Deferred rent	33,965	40,489

Total current liabilities	3,109,859	708,103
Notes payable	2,500,000	—

Total liabilities	5,609,859	708,103

Stockholders’ equity (deficit):
Series A preferred stock, $1.50 par value, 2,160,830 shares authorized, 2,150,000 shares issued and outstanding at December 31, 2005 and 2004; liquidation preference of $3,225,000	3,204,653	3,204,653
Series B preferred stock, $3.35 par value, 3,011,228 shares authorized, 2,988,691 shares issued and outstanding at December 31, 2005 and 2004; liquidation preference of $10,012,115	9,973,342	9,973,342
Series C preferred stock, $6.30 par value, 4,060,000 shares authorized, 4,047,225 shares issued and outstanding at December 31, 2005 and 2004; liquidation preference of $25,497,518	25,415,173	25,415,173
Series C1 preferred stock, $0.81 par value 8,000,000 shares authorized, 6,837,215 shares issued and outstanding December 31, 2005 and 2004	5,538,144	5,538,144
Series D preferred stock, $5.00 par value 1,075,000 shares authorized, 1,036,412 shares issued and outstanding December 31, 2005 and 2004	4,962,973	4,962,973
Common stock, $0.001 par value, 26,000,000 shares authorized, 1,679,264 shares issued and outstanding	1,679	1,669
Additional paid-in capital	1,317,766	1,317,265
Deficit accumulated during the development stage	(55,386,788)	(50,072,036)

Total stockholders’ (deficit) equity	(4,973,058)	341,183

Total liabilities and stockholders’ (deficit) equity	$636,801	$1,049,286

See accompanying notes.

Innercool Therapies, Inc.

(a development stage company)

Statements of Operations

	Years ended December 31,		Period from January 23, 1998 (inception) to December 31,
	2005	2004	2005
Revenues	$697,162	$393,583	$1,350,054
Cost of goods sold	836,262	676,296	1,722,855

Gross margin	(139,100)	(282,713)	(372,801)
Operating expenses:
Research and development	1,737,711	4,065,689	43,868,473
General and administrative	1,025,846	1,040,257	9,175,192

Total operating expenses	2,763,557	5,105,946	53,043,665
Interest expense attributable to notes payable	(2,240,750)	—	(2,240,750)
Interest expense attributable to warrants	—	—	(1,024,982)
Interest (expense) income, net	(175,345)	76,430	1,291,410
Gain on sale	4,000	—	4,000

Net loss	$(5,314,752)	$(5,312,229)	$(55,386,788)

See accompanying notes.

Innercool Therapies, Inc.

(a development stage company)

Statements of Stockholders’ Equity (Deficit)

For the years ended December 31, 2005 and 2004, and for the period from

January 23, 1998 (inception) to December 31, 2005

	Preferred stock		Common stock		Additional paid-in capital	Deficit accumulated during the development stage	Total stockholders’ equity (deficit)
	Shares	Amount	Shares	Amount
Issuance of common stock at $0.001 to founders	—	$—	820,000	$820	$—	$—	$820
Issuance of common stock at $0.001 for cash	—	—	72,500	72	—	—	72
Issuance of common stock at $0.40 for cash	—	—	312,500	313	124,688	—	125,001
Issuance of Series A preferred stock on May 22, 1998 at $1.50 per share for cash, net of issuance costs of $20,347	2,150,000	3,204,653	—	—	—	—	3,204,653
Net loss	—	—	—	—	—	(1,061,454)	(1,061,454)

Balance at December 31, 1998	2,150,000	3,204,653	1,205,000	1,205	124,688	(1,061,454)	2,269,092
Issuance of Series B preferred stock on June 11, 1999 at $3.35 per share for cash, net of issuance costs of $38,770	2,985,076	9,961,235	—	—	—	—	9,961,235
Net loss	—	—	—	—	—	(4,420,384)	(4,420,384)

Balance at December 31, 1999	5,135,076	13,165,888	1,205,000	1,205	124,688	(5,481,838)	7,809,943
Issuance of Series B preferred stock on December 6, 2000 at $3.35 per share for services rendered	3,615	12,107	—	—	—	—	12,107
Issuance of Series C preferred stock on December 6, 2000 at $6.30 per share for cash, net of issuance costs of $72,914	3,967,860	24,924,604	—	—	—	—	24,924,604
Issuance of common stock upon exercise of stock options	—	—	9,875	10	3,940	—	3,950
Net loss	—	—	—	—	—	(7,849,511)	(7,849,511)

Balance at December 31, 2000	9,106,551	38,102,599	1,214,875	1,215	128,628	(13,331,349)	24,901,093
Issuance of Series C preferred stock on April 23, 2001 at $6.30 per share for cash, net of issuance costs of $9,431	79,365	490,569	—	—	—	—	490,569
Issuance of common stock upon exercise of stock options	—	—	34,766	35	13,870	—	13,905
Net loss	—	—	—	—	—	(8,545,237)	(8,545,237)

Balance at December 31, 2001	9,185,916	38,593,168	1,249,641	1,250	142,498	(21,876,586)	16,860,330
Issuance of common stock upon exercise of stock options	—	—	79,248	79	33,005	—	33,084
Net loss	—	—	—	—	—	(12,002,013)	(12,002,013)

Balance at December 31, 2002	9,185,916	38,593,168	1,328,889	1,329	175,503	(33,878,599)	4,891,401
Issuance of common stock upon exercise of stock options	—	—	43,372	43	17,789	—	17,832
Issuance of warrants in conjunction with bridge loan	—	—	—	—	1,024,982	—	1,024,982
Net loss	—	—	—	—	—	(10,881,208)	(10,881,208)

Balance at December 31, 2003	9,185,916	38,593,168	1,372,261	1,372	1,218,274	(44,759,807)	(4,946,993)
Issuance of common stock upon exercise of stock options	—	—	296,788	297	98,991	—	99,288
Issuance of Series C1 preferred stock on April 13, 2004 at $0.81 per share upon conversion of bridge loans	6,837,215	5,538,144	—	—	—	—	5,538,144
Issuance of Series D preferred stock on April 13, 2004 at $5.00 per share for cash, net of issuance costs of $219,086	1,000,000	4,780,914	—	—	—	—	4,780,914
Issuance of Series D preferred stock on April 13, 2004 at $5.00 per share upon conversion of note	36,412	182,059	—	—	—	—	182,059
Net loss	—	—	—	—	—	(5,312,229)	(5,312,229)

Balance at December 31, 2004	17,059,543	49,094,285	1,669,049	1,669	1,317,265	(50,072,036)	341,183
Issuance of common stock upon exercise of stock options	—	—	10,215	10	501	—	511
Net loss	—	—	—	—	—	(5,314,752)	(5,314,752)

Balance at December 31, 2005	$17,059,543	$49,094,285	1,679,264	$1,679	$1,317,766	$(55,386,788)	$(4,973,058)

See accompanying notes.

Innercool Therapies, Inc.

(a development stage company)

Statements of Cash Flows

	Years ended December 31,		Period from January 23, 1998 (inception) to December 31,
	2005	2004	2005
Operating activities
Net loss	$(5,314,752)	$(5,312,229)	$(55,386,788)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest accrued attributable to notes payable	2,422,972	—	2,422,972
Interest expense attributable to warrants	—	—	1,024,982
Interest paid by issuance of preferred stock	—	6,723	6,723
Depreciation and amortization	247,199	241,204	2,279,638
Issuance of preferred stock for services rendered	—	—	12,107
Loss of sale of property and equipment	—	—	25,410
Changes in operating assets and liabilities:
Accounts receivable	(70,171)	(51,630)	(137,840)
Other current assets	(29,167)	35,070	(88,996)
Deposits and other assets	22,583	251,210	(24,407)
Accounts payable and accrued expenses	(21,216)	(1,221,508)	686,887

Net cash used in operating activities	(2,742,552)	(6,051,160)	(49,179,312)
Investing activities
Net purchases of property and equipment	(3,626)	(20,925)	(2,434,357)

Cash provided by (used in) investing activities	(3,626)	(20,925)	(2,434,357)
Financing activities
Issuance of common stock	511	99,288	294,462
Issuance of preferred stock, net	—	4,780,914	43,361,975
Proceeds from bridge loan	—	1,713,480	5,713,480
Proceeds from notes payable	2,500,000	—	2,500,000
Proceeds from equipment line of credit	—	—	2,248,985
Payments on equipment line of credit	—	(379,752)	(2,248,985)

Net cash provided by financing activities	2,500,511	6,213,930	51,869,917

Net (decrease) increase in cash and cash equivalents	(245,667)	141,845	256,248
Cash and cash equivalents at beginning of period	501,915	360,070	—

Cash and cash equivalents at end of period	$256,248	$501,915	$256,248

Supplemental cash flow information
Cash paid during the year for:
Interest	$—	$—	$547,868

Non-cash investing and financing activities:
Bridge loans exchanged for Series C1 preferred stock	$—	$5,713,660	$5,713,660

See accompanying notes.

Innercool Therapies, Inc.

(a development stage company)

Notes to Financial Statements

1.	Organization and Summary of Significant Accounting Policies

Organization	and Business

Innercool Therapies, Inc., (the “Company”) was incorporated on January 23, 1998, and is engaged in the research of novel therapeutic devices to treat neurological and cardiovascular disorders.

Basis of Presentation

During 2005, the Company had revenues totaling $697,162. The Company has not focused its primary efforts in the sales process and has not generated significant revenues. Therefore, these transactions do not constitute the Company’s planned primary operations and the Company continues to be considered in the development stage as of December 31, 2005.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of its liabilities in the normal course of business. Sustaining successful operations is dependent upon obtaining adequate financing to repay obligations as they become due, financing on-going research and development efforts, and achieving a level of revenues adequate to support the Company’s cost structure. Management is attempting to raise additional capital to meet these objectives; however, there is no assurance that their efforts will be sufficient to fund operations through December 31, 2006 (see Note 8). The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from this uncertainty.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. These estimates and assumptions include, but are not limited to, assessing the following: the valuation of accounts receivables and the valuation allowance of deferred tax assets.

Revenue Recognition

The Company recognizes revenue from the sale of its products to end-users when persuasive evidence of a sale exists including: the product is complete, tested and has physically shipped, the sales price is fixed and determinable, the buyer is obligated to pay the total purchase price, title for the product has transferred to the buyer, collection of the resulting receivable is reasonably assured, there are no material contingencies or rights of return and the Company does not have significant obligations for future performance.

Fair Value of Financial Instruments

The carrying amounts of financial instruments such as cash and cash equivalents, accounts receivable, other current assets, accounts payable, accrued expenses and other current liabilities are reasonable estimates of their fair value because of the short-term nature of these financial instruments. Long-term debt, which is based on borrowing rates currently available to the Company for loans with similar terms and maturities, is reported at its carrying value, which the Company believes approximates the fair value.

Cash and Cash Equivalents and Short-Term Investments

Cash equivalents are short-term, highly liquid investments with maturities of three months or less at the time of purchase. These investments generally consist of money market funds and certificates of deposit and are stated at cost, which approximates fair market value.

Property and Equipment

Property and equipment are stated at cost and depreciated over the estimated useful lives of the assets (three to seven years) using the straight-line method. Leasehold improvements are amortized over the lesser of the term of the related lease or the useful life of the asset. When assets are sold, or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is recorded.

Concentration of Credit Risk

The Company invests its excess cash in money market accounts and short-term certificates of deposit. The Company has established guidelines relative to diversification of its cash investments and their maturities that are intended to ensure safety and liquidity. These guidelines are periodically reviewed and modified to take advantage of trends in yields and interest rates and changes in the Company’s operations and financial position. To date, the Company has not experienced any impairment losses on its cash and cash equivalents.

Revenues from two customers accounted for 61.4% of the Company’s revenue in 2005. One of these customers represented 75.4% of accounts receivable at December 31, 2005. Revenues from one customer represented 59.8% of the Company’s revenue in 2004. Two customers represented 80.0% of accounts receivable at December 31, 2004.

During 2005, payments to one of the Company’s vendors constituted approximately 10.6% of purchases. Two vendors represented 51.1% of the Company’s accounts payable at December 31, 2005.

Impairment of Long-Lived Assets

In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets with finite lives are tested for impairment whenever events or changes in circumstances indicate that their carrying value may not be recoverable. A significant decrease in the fair value of a long-lived asset, an adverse change in the extent or manner in which a long-lived asset is being used or in its physical condition or an expectation that a long-lived asset will be sold or disposed of significantly before the end of its previously estimated life are among several of the factors that could result in an impairment charge.

Recoverability of assets to be held and used in operations is measured by a comparison of the carrying amount of an asset to the future net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less selling costs.

To date, the Company has not experienced any impairment losses on its long-lived assets used in operations. While the Company’s current and historical operating and cash flow losses are indicators of impairment, the Company believes the future cash flows to be received support the carrying value of its long-lived assets and, accordingly, the Company has not recognized any impairment losses as of and through December 31, 2005.

Stock-Based Compensation

The Company accounts for stock options granted to employees in accordance with the provisions of Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, as amended, and related interpretations. As such, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. The Company recognizes any resulting compensation expense over the associated service period, which is generally the option vesting term.

Options granted to non-employees have been valued in accordance with SFAS No.123 and Emerging Issues Task Force (EITF) 96-18, Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods, or Services. Deferred charges for options granted to non-employees are periodically remeasured as the options vest.

At December 31, 2005, the Company had one stock-based employee compensation plan. No compensation cost has been recognized in the consolidated financial statements for the stock options issued to employees since they were all issued at fair market value on the date of grant. Awards under the plan vest over periods of up to five years.

Pro forma information regarding net loss is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock plan under the fair value method of that statement. The weighted-average remaining contractual life of the options outstanding at December 31, 2004 and 2005 was approximately 5.2 and 4.3 years, respectively. The weighted-average grant date fair value of the options was $0.08 in 2004 and $0.08 in 2005.

The fair value was estimated at the date of grant using the “minimum value” method with the following weighted-average assumptions as follows:

	2004	2005
Risk-free interest rate of	3.5%	4.0%
Dividend yield of	0%	0%
Weighted-average expected life	5.2 years	4.3 years

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the vesting period of such stock options. The difference between the Company’s net loss as reported and pro forma net loss is not material.

2.	Property and Equipment

Property and equipment consist of the following:

	2005	2004
Machinery and equipment	$731,486	$980,656
Computers and software	436,480	648,402
Furniture and fixtures	271,864	271,864
Leasehold improvements	466,948	466,948

	1,906,778	2,367,870
Less accumulated depreciation and amortization	(1,777,470)	(1,994,989)

	$129,308	$372,881

3.	Equipment Line of Credit

Since December 1998, the Company has had available an equipment line of credit with a financing company that allowed the Company to borrow between $750,000 and $1,500,000 for the purchase of equipment. Borrowings under the equipment line of credit are secured by a $250,000 security deposit pledge. As part of this equipment line of credit agreement, the Company granted warrants to the lender to purchase 10,830 Series A preferred stock at $1.50 per share, 6,602 Series B preferred stock at $3.35 per share and 7,493 Series C preferred stock at $6.30 per share. The fair value of the warrants is not significant. The warrants are exercisable seven years from the date of issuance or upon the Company’s sale, whichever is earlier.

During fiscal 2004 the equipment line of credit was paid in full.

4.	Notes Payable

Bridge Loans

In July 2003, the Company agreed to sell up to $4,000,000 in senior secured convertible promissory notes and issue warrants to purchase shares of preferred stock (“First Closing”). As part of this financing, lenders agreed to make loans up to $1,000,000 in any given month prior to November 1, 2003 up to a total of $4,000,000. The loans were secured by a first priority, perfected lien in all of the tangible and intangible personal property assets of the Company. The interest rate on the outstanding aggregate note principal balance was 6%. Each lender received, for each calendar month, or part of a calendar month, that the notes remained outstanding, a warrant to purchase a number of securities issued in the next equity financing equal to 5% prior to November 1, 2003 and 10% from November 1, 2003 forward of the average daily principal balance of such lender’s loans outstanding (“warrant coverage amount”). The warrants were exercisable at the option of each respective lender in whole or in part, and from time to time, at any time prior to the ten year anniversary of the next equity financing. The exercise price of the warrants was equal to the issuance securities price in the next equity financing. The warrant shares had the same registration rights and other rights and privileges as the conversion shares.

As a result of the issuance of the warrant, which was valued at $512,491 using Black-Scholes, the Company recorded a debt discount of $512,491 that was amortized to interest expense upon the conversion of the bridge loan, as well as an additional $512,491 in interest expense related to the beneficial conversion feature attributable to the value assigned to the warrant during fiscal 2003.

In 2004, the Company reached an agreement with the lenders to cancel the warrants. Under this agreement the lenders relinquished their rights under the warrant in exchange for participation in the Second and Third Closings which amended the Initial Notes to include more favorable terms.

In accordance with the amended and restated note and warrant purchase agreement, the promissory notes and accrued interest were convertible, in whole or in part, at the option of the full participating majority lenders, at any time and from time to time into Series C1 preferred stock, at an amount determined by dividing the amount of aggregate principal by $0.81 or if not a fully participating lender, the number of shares to be issued upon conversion of this note shall be an amount determined by dividing the amount of the aggregate principal and unpaid accrued interest by the lowest per share issuance price of the securities issued in a subsequent financing of $5,000,000 or more.

In 2004, the lenders chose to exercise their conversion rights. The principal and accrued interest were converted into 6,837,215 shares of Series C1 Preferred Stock and 36,412 shares of Series D1 Preferred Stock. The Series C1 shares were valued at $.81 and the Series D1 shares were valued at $5.00. In addition, the additional paid in capital relating to the cancelled warrants was added to the cost of the Series C1 shares.

Notes Payable

The notes payable were issued at various times in 2005 and mature February 2006. These notes bear interest at 8% per annum and are secured by all personal property and certain intellectual property of the Company. These notes contain a provision (the “Return Provision”) where, upon any acquisition, as long as any amounts remain outstanding on these notes, the Company shall pay the lenders an amount equal to 10 times the principal amount of the note outstanding together with unpaid interest to date.

Subsequent to year end, the maturity date was changed to the close of an acquisition or September 30, 2007 and the Return Provision was amended to an amount equal to the lender’s pro-rata share of the shares of stock of an acquiror received pursuant to the asset purchase agreement (see note 8). As a result, interest was recorded relating to these notes for the portion of the difference between the total value of the asset sale less principal and interest.

5.	Facility Lease

The Company leases its primary office facility under an operating lease agreement which was amended in October 2002 and expires in October 2007. At December 31, 2005, estimated annual future minimum rental payments under the Company’s operating lease for the years ending December 31 are as follows:

2006	$302,400
2007	252,000

Total minimum lease payments	$554,400

Rent expense was $283,872 and $255,411 for the years ended December 31, 2005 and 2004 respectively, and $1,851,917 for the period from January 23, 1998 (inception) to December 31, 2003.

6.	Stockholders’ Equity

Preferred Stock

The Company is authorized to issue several series of shares of preferred stock. The following shares are outstanding at December 31, 2005.

Preferred Stock	Shares Authorized	Shares Issued & Outstanding
Series A	2,160,830	2,150,000
Series B	3,011,228	2,988,691
Series C	4,060,000	4,047,225
Series C1	8,000,000	6,837,215
Series D	1,075,000	1,036,412

The holders of the Series C preferred stock are entitled to receive in preference to the Series A and Series B preferred stockholders an amount equal to $2.95 per share in the event of a liquidation or winding up of the Company.

Upon completion of the distribution to the Series C preferred stockholders in the event of a liquidation, the Series A preferred stock has a per share liquidation preference of $1.50 and the Series B and Series C preferred stock have a per share liquidation preference of $3.35. All series of preferred stock are convertible into common stock on a one-for-one basis, subject to anti-dilution adjustments. The preferred shares will automatically convert into common stock upon the earlier of: 1) the date specified by written consent or agreement of holders of a majority of the shares of such series outstanding or 2) immediately upon the closing of an underwritten public offering of common stock at not less than $12.60 per common share and having aggregate gross offering proceeds of not less than $20 million. The preferred stockholders have voting rights equal to the common shares they would own upon conversion.

The preferred stockholders are entitled to noncumulative annual dividends of $0.12 per share on the Series A preferred stock, $0.27 per share on the Series B preferred stock and $0.50 per share on the Series C preferred stock when funds are legally available, and if and when such dividends are declared by the Board of Directors. Through December 31, 2005, no dividends have been declared.

Stock Option Plan

The Company has 1,825,000 shares of common stock issuable under the 1998 Stock Option Plan (the “1998 Plan”), as amended, to eligible employees, officers, directors, advisors and consultants. The 1998 Plan provides for the grant of incentive and nonstatutory stock options. Terms of the stock option agreements, including vesting requirements, are determined by the Board of Directors, subject to the provisions of the 1998 Plan. Options granted by the Company generally vest over one to five years and are exercisable from the date of grant for a period of ten years. The exercise price of the incentive stock options must equal at least the fair market value of the stock on the date of grant. The exercise price of nonstatutory stock options must equal at least 85% of the fair market value of the stock on the date of grant. Options granted to advisors and consultants are recorded at the fair value of the options granted. Options are immediately exercisable by the holder once granted. The Company has the option, in the event of termination of employment, to repurchase unvested shares issued under the 1998 Plan at the original issue price. At December 31, 2005, no shares are subject to repurchase. At December 31, 2005 there are 262,293 shares available for future grant of stock options.

The following table summarizes stock option activity under the Plan:

	Shares	Weighted- average exercise price
Granted	520,000	$0.40
Exercised	—	—
Canceled	(7,500)	$0.40

Balance at December 31, 1998	512,500	$0.40
Granted	443,250	$0.40
Exercised	—	—
Canceled	(4,000)	—

Balance at December 31, 1999	951,750	$0.40
Granted	217,500	$0.40
Exercised	(9,875)	$0.40
Canceled	(132,791)	$0.40

Balance at December 31, 2000	1,026,584	$0.40
Granted	165,650	$0.65
Exercised	(34,766)	$0.40
Canceled	(59,063)	$0.42

Balance at December 31, 2001	1,098,405	$0.44
Granted	653,340	$0.65
Exercised	(79,248)	$0.42
Canceled	(152,024)	$0.50

Balance at December 31, 2002	1,520,473	$0.52
Granted	281,149	$0.65
Exercised	(43,372)	$0.41
Canceled	(269,274)	$0.63

Balance at December 31, 2003	1,488,976	$0.53
Granted	93,239	$0.34
Exercised	(296,789)	$0.54
Canceled	(157,327)	$0.56

Balance at December 31, 2004	1,128,099	$0.51
Granted	10,000	$0.05
Exercised	(10,215)	$0.05
Canceled	(246,698)	$0.51

Balance at December 31, 2005	881,186	$0.50

Warrants

At December 31, 2005, the Company has 10,830 warrants outstanding to purchase shares of Series A preferred stock at an exercise price of $1.50 per share, 6,602 warrants outstanding to purchase shares of Series B preferred stock at an exercise price of $3.35 per share and 7,493 warrants outstanding to purchase shares of Series C preferred stock at an exercise price of $6.30 per share (see Note 3).

Common Shares Reserved for Issuance

The following table summarizes common shares reserved for future issuance at December 31, 2005 on exercise or conversion of the following:

Convertible preferred stock	17,059,543
Stock options outstanding	881,186
Stock options authorized for future grants	262,293

Total common shares reserved for issuance	18,203,022

7.	Income Taxes

At December 31, 2005, the Company had federal and California tax net operating loss carryforwards of approximately $48.7 million and $49.4 million respectively. The federal and state tax loss carryforwards begin to expire in 2014 and 2008, respectively, unless previously utilized. The Company also has federal and California research and development tax credit carryforwards totaling approximately $2.7 million and $2.0 million respectively, which will begin to expire in 2018, unless previously utilized.

Pursuant to Internal Revenue Code Section 382, use of the Company’s net operating loss and credit carryforwards may be subject to an annual limitation if cumulative changes in ownership of more than 50% occurs within a three-year period.

Significant components of the Company’s deferred tax assets are shown below. A valuation allowance has been recognized to offset the deferred tax assets as realization of such assets is uncertain.

	2005	2004
Deferred tax assets:
Net operating loss carryforwards	$19,880,000	$18,484,000
Research and development credits	3,999,000	3,860,000
Other, net	99,000	99,000
Book depreciation in excess of tax	191,000	389,000

Total deferred tax assets	24,169,000	22,832,000
Valuation allowance for net deferred tax assets	(24,169,000)	(22,832,000)

Net deferred tax assets	$—	$—

8.	Subsequent Event

On March 8, 2006, Cardium Therapeutics, Inc. (“Cardium”), through its subsidiary, acquired substantially all of the assets of the Company. As partial consideration, Cardium issued to the Company 2,500,000 shares of Cardium’s common stock. In addition, as part of the acquisition, Cardium agreed to (i) deliver to the Company $5,000,000 in cash or shares of Cardium’s common stock, at Cardium’s election, if net sales revenue from certain of the Company’s existing line of business products acquired in the acquisition equals or exceeds $20,000,000 in any one calendar year beginning with 2006 and ending December 31, 2011; (ii) assume certain liabilities of the Company in the aggregate amount of approximately $580,000; and (iii) pay certain transaction costs associated with the acquisition and amounts that may be payable to employees of the Company for accrued and unpaid vacation estimated, in the aggregate, to be approximately $170,000, as well as certain audit fees and expenses. It is anticipated that the net proceeds from the sale will be distributed to the Note Holders as principal and accrued interest.

(b)	Pro Forma Financial Information.

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Information

On March 8, 2006, Cardium, through its newly-formed, wholly-owned subsidiary, Innercool Therapies, Inc., a Delaware corporation, acquired substantially all of the assets, assumed certain liabilities and acquired the business of Innercool Therapies, Inc., an unaffiliated California corporation (“Innercool”) engaged in the business of researching, developing, manufacturing, marketing, selling and distributing products and services related to endovascular temperature control therapy. The transaction is more fully described in Note 1 to the unaudited pro forma condensed consolidated financial statements.

The following unaudited pro forma condensed consolidated financial information gives effect to the above described acquisition. The following unaudited pro forma condensed consolidated balance sheet combines the balance sheet of Cardium with Innercool as of December 31, 2005, as if the acquisition of Innercool occurred on that date. The following unaudited pro forma condensed consolidated statements of operations combine the results of operations of Cardium with Innercool for the year ended December 31, 2005, as if the acquisition of Innercool, which occurred after December 31, 2005, had been completed as of January 1, 2005.

The following unaudited pro forma condensed consolidated financial information is based on historical amounts for the year ended December 31, 2005, and certain amounts at the close of the acquisition. The information presented is for illustrative purposes only and is not necessarily indicative of the results of operations of the consolidated company that would have actually occurred had the acquisition been effected as of the beginning of the periods indicated or that may be attained in the future. Actual future results will likely be materially different from these pro forma results. This unaudited pro forma financial information should be read in conjunction with the historical financial information of Cardium and Innercool included elsewhere in this report and in other reports and documents Cardium files with the United States Securities and Exchange Commission.

CARDIUM THERAPEUTICS, INC.

(a development stage company)

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

	December 31, 2005
	Cardium Therapeutics	InnerCool Therapies	Pro Forma Adjustments		Pro Forma Total
	(a)	(b)
ASSETS
CURRENT ASSETS
Cash	$21,787,869	$256,248	$—		$22,044,117
Accounts receivable	—	137,841	—		137,841
Other current assets	170,082	88,997	—		259,079

Total current assets	21,957,951	483,086	—	(c)	22,441,037
Property, equipment and other assets, net	372,197	129,308	5,925,086	(c)	6,426,591
Deposits and other assets	21,476	24,407	—	(c)	45,883

TOTAL ASSETS	$22,351,624	$636,801	$5,925,086		$28,913,511

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$162,869	$64,298	$—		$227,167
Accrued liabilities	450,639	588,624	—		1,039,263
Accrued interest	—	2,422,972	(2,422,972	)(d)	—
Deferred rent	—	33,965	—		33,965

Total current liabilities	613,508	3,109,859	(2,422,972)		1,300,395
Long term debt	—	2,500,000	(2,500,000	)(d)	—

TOTAL LIABILITIES	613,508	5,609,859	(4,922,972)		1,300,395

STOCKHOLDERS’ EQUITY
Common stock, $0.0001 par value; 100,000,000 shares authorized; 31,749,801 shares issued and outstanding	2,924	1,679	(1,429	)(c)	3,174
Additional paid-in capital	27,180,847	1,317,766	4,556,984	(c)	33,055,597
InnerCool preferred stock series A, B, C, & D	—	49,094,285	(49,094,285	)(c)	—
Deficit accumulated during development stage	(5,445,655)	(55,386,788)	55,386,788		(5,445,655)

TOTAL STOCKHOLDERS’ EQUITY	21,738,116	(4,973,058)	10,848,058		27,613,116

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$22,351,624	$636,801	$5,925,086		$28,913,511

See accompanying notes to pro forma condensed consolidated financial statements.

CARDIUM THERAPEUTICS, INC.

(a development stage company)

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Twelve Months Ended December 31, 2005
	Cardium Therapeutics	InnerCool Therapies	Pro Forma Adjustments			Pro Forma Total
			Cardium Therapeutics	InnerCool Therapies
	(a)	(b)				(c)
REVENUES	$—	$697,162	$—	$—		$697,162
COST OF GOODS SOLD	—	836,262	—	—		836,262

GROSS MARGIN	—	(139,100)	—	—		(139,100)

OPERATING EXPENSES
Purchased technology	4,000,000	—	—	—		4,000,000
Research and development	—	1,737,711	—	—		1,737,711
General and administrative	1,588,288	1,025,846	—	741,000	(e)	3,355,134

Total operating expenses	5,588,288	2,763,557	—	—		9,092,845
Interest income (expense)	146,594	(2,412,095)	—	2,412,095	(d)	146,594

Net loss	$(5,441,694)	$(5,314,752)	$—	$—		$(8,946,251)

EARNINGS PER SHARE
Net loss per share - basic and diluted	($0.54)					($0.72)

Weighted average shares outstanding - basic and diluted	9,992,426		2,500,000			12,492,426

See accompanying notes to pro forma condensed consolidated financial statements.

CARDIUM THERAPEUTICS, INC.

(a development stage company)

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ACQUISITION

On March 8, 2006, Cardium Therapeutics, Inc., a Delaware corporation (“Cardium”), through its newly-formed, wholly-owned subsidiary, Innercool Therapies, Inc., a Delaware corporation, acquired substantially all of the assets, assumed certain liabilities and acquired the business of Innercool Therapies, Inc., an unaffiliated California corporation (“Innercool”) engaged in the business of researching, developing, manufacturing, marketing, selling and distributing products and services related to endovascular temperature control therapy.

As partial consideration, Cardium issued to Innercool 2,500,000 shares of Cardium’s common stock. In addition, as part of the acquisition, Cardium agreed to (i) deliver to Innercool $5,000,000 in cash or shares of Cardium’s common stock, at Cardium’s election, if net sales revenue from certain of Innercool’s products acquired in the acquisition equals or exceeds $20,000,000 in any one calendar year beginning with 2006 and ending December 31, 2011; (ii) assume certain liabilities of Innercool in the aggregate amount of approximately $580,000; and (iii) pay certain transaction costs associated with the acquisition and amounts that may be payable to employees of Innercool for accrued and unpaid vacation estimated, in the aggregate, to be approximately $170,000, as well as certain audit fees and expenses. The last reported sale price for Cardium’s common stock before the close of the Innercool transaction was $2.35 per share.

NOTE 2 - PRO FORMA ADJUSTMENTS

The pro forma adjustments to the condensed combined balance sheet give effect to the acquisition of Innercool as if the transactions had occurred on December 31, 2005.

Balance Sheet - December 31, 2005

a.	Derived from the audited balance sheet of Cardium as of December 31, 2005.

b.	Derived from the audited balance sheet of Innercool as of December 31, 2005.

c.	Reflects the acquisition of substantially all of the assets and certain liabilities of Innercool and the issuance of 2,500,000 shares of Cardium’s common stock to Innercool.

The following table summarizes the estimated allocation of the purchase price of Innercool.

Fair Value
Current assets	$483,086
Tangible long-term assets	153,715
Fair value of liabilities assumed	(686,887)

Net fair value assigned to assets acquired and liabilities assumed	(50,086)
Acquired technology and other assets	5,925,086

Total purchase price	$5,875,000

Total consideration:
Cash	$—
Common stock	5,875,000

Total consideration	$5,875,000

d.	Cardium did not assume the liability of the Notes payable or their accrued interest.

Statement of Operations – Year Ended December 31, 2005

a.	Derived from the audited statement of operations of Cardium for the year ended December 31, 2005.

b.	Derived from the audited statement of operations of Innercool for the year ended December 31, 2005.

c.	Reflects the consolidation of Cardium and Innercool’s financial results.

d.	Cardium did not assume the liability of the Notes payable or their accrued interest; therefore the interest expense is reversed.

e.	The analysis for the allocation of the purchase price between acquired technology and other assets has not been finalized. For purposes of this pro forma the amortization expense was calculated based on an eight year useful life and amortization expense of $741,000 was charged to general and administrative expense. Actual future amortization will be based on the results of the asset valuation currently being performed; actual future results may differ from these pro forma results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2006	Cardium Therapeutics, Inc.

	By:	/s/ Christopher J. Reinhard
Christopher J. Reinhard
Chief Executive Officer